UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Houston, Texas  77002
50 West San Fernando Street, San Jose, California  95113
 (Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 5.02 —  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 8, 2009, Calpine Corporation (the “Company”) announced the appointment of Jim D. Deidiker as Senior Vice President and Chief Accounting Officer of the Company. Mr. Deidiker succeeds Kenneth A. Graves, who will continue to serve as the Company’s Interim Corporate Controller. Mr. Graves had served as the Company’s Interim Corporate Controller and Principal Accounting Officer since August 29, 2008, as reported in the Company’s Current Report on Form 8-K filed on August 29, 2008.

Mr. Deidiker, 53, has nearly 30 years of experience in accounting and financial reporting within the energy and power generation industries. Mr. Deidiker most recently served as Vice President and Controller of Texas Genco, LLC from 2005 to 2006 where he was responsible for financial and public reporting as well as management of the accounting function. From 1998 to 2005, Mr. Deidiker served as Managing Director & Vice President, Administration of AEP Energy Services, Inc. where he was responsible for management of the accounting function, financial reporting, contract administration and risk management for the gas pipeline and trading segment of AEP Energy Services, Inc. Mr. Deidiker obtained a master in business administration from the University of Houston and a bachelor of science in Accounting from Southwest Missouri State University. In addition, Mr. Deidiker is a Certified Public Accountant and Certified Management Accountant.

Pursuant to Mr. Deidiker’s offer letter (the “Letter”), Mr. Deidiker will receive an initial base salary of $340,000 a year. Mr. Deidiker is eligible to participate in the Calpine Corporation 2008 Calpine Incentive Plan (the “CIP”), which provides for an annual discretionary bonus, with Mr. Deidiker’s target bonus under the CIP to be 60% of his pro-rated annual base salary, which may be increased or decreased in accordance with the corporate financial results and his individual performance. The amount of the bonus, if any, awarded to Mr. Deidiker under the CIP is subject to the Company’s discretion.

Mr. Deidiker will also receive a sign-on bonus of $100,000 and is eligible for relocation assistance to include actual, reasonable travel and moving expenses, customary brokerage and inspection fees, temporary living expenses for up to 60 days and reimbursement of 50% of any loss (up to a maximum of $25,000) on the sale of his current residence. Both the sign-on bonus and any relocation assistance received are refundable to the Company should Mr. Deidiker voluntarily terminate his employment within 12 months from his employment date.

In addition, a grant of an option to purchase 50,000 shares of common stock of the Company (“the Grant”) was recommended to and approved by the Compensation Committee of the Company’s Board of Directors. The Grant has an exercise price of $8.25 per share and vests in three equal annual installments on the first, second, and third anniversaries of the grant date and expires after 10 years or upon termination of employment, whichever comes first. The Grant is made under the provisions and terms of the Calpine Corporation 2008 Equity Incentive Plan. The Grant shall become immediately vested in full upon the occurrence of a Change in Control (as defined in the Calpine Corporation 2008 Equity Incentive Plan). Mr. Deidiker will be eligible to participate in future equity grants beginning in 2010.

A copy of the Letter is filed herewith as Exhibit 10.1 and a copy of the Calpine Corporation 2008 Equity Incentive Plan is incorporated by reference as Exhibit 10.2 hereto. The foregoing description is qualified in its entirety by reference to the full text of such Exhibits, each of which is hereby incorporated by reference herein.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated December 30, 2008, between the Company and Jim D. Deidiker.*†

10.2
Calpine Corporation 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (Registration No. 333-149074), filed with the SEC on February 6, 2008).†

__________

*      Filed herewith.
†      Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Zamir Rauf
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: January 8, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated December 30, 2008, between the Company and Jim D. Deidiker.*†

10.2
Calpine Corporation 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (Registration No. 333-149074), filed with the SEC on February 6, 2008).†

__________

*      Filed herewith.
†      Management contract or compensatory plan or arrangement.